Exhibit 5.1

August 6, 2009

Green Mountain Coffee Roasters, Inc.

33 Coffee Lane

Waterbury, Vermont 05676

Re: Registration Statement on Form S-3 (Registration No. 333-160974)

Ladies and Gentlemen:

This opinion is furnished to you in connection with the above-referenced registration statement (the “Registration Statement”), filed on August 3, 2009 by Green Mountain Coffee Roasters, Inc. (the “Company”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), the base prospectus dated August 3, 2009 (the “Base Prospectus”) and the prospectus supplement dated August 6, 2009 (together with the Base Prospectus, the “Prospectus”) filed on or about the date hereof pursuant to Rule 424 promulgated under the Act. The Prospectus relates to the offering by the Company of up to 5,000,000 shares (5,750,000 shares if the underwriters’ over-allotment option is exercised in full) of common stock, par value $0.10 per share (the “Shares”), which Shares are covered by the Registration Statement. We understand that the Shares are to be offered and sold in the manner described in the Prospectus.

We have acted as counsel for the Company in connection with the filing of the Registration Statement. For purposes of this opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary.

The opinions expressed below are limited to the Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution and the reported cases interpreting those laws.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when sold as described in the Prospectus, will be duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name therein and in any related prospectus or prospectus supplement under the caption “Legal Matters” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Ropes & Gray LLP
Ropes & Gray LLP